                                                                    EXHIBIT 4.24

================================================================================





                    HEARTLAND WIRELESS COMMUNICATIONS, INC.



                           14% SENIOR NOTES DUE 2004


                      -----------------------------------



                                ---------------

                                   INDENTURE

                         DATED AS OF DECEMBER 20, 1996

                                ---------------





                                ---------------

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION

                                    TRUSTEE

                                ---------------


================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                                             Indenture Section
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.05
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06; 12.02
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.03; 12.02
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.02
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.04
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.04
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03, 11.04, 11.05
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.05
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05, 12.02
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.09
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.04
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.07
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.13

317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.08
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.09
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS


                                                                                                                      Page
                                                                                                                      ----
                                                        ARTICLE 1

                                              DEFINITIONS AND INCORPORATION
                                                       BY REFERENCE

     Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.02.    Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 1.03.    Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 1.04.    Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                        ARTICLE 2

                                                        THE NOTES

     Section 2.01.    Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.02.    Execution and Authentication; Aggregate Principal Amount  . . . . . . . . . . . . . . . . . . .  23
     Section 2.03.    Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 2.04.    Paying Agent to Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 2.05.    Noteholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 2.06.    Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 2.07.    Replacement Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 2.08.    Outstanding Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 2.09.    Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 2.10.    Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 2.12.    Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 2.13.    CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 2.14.    Deposit of Monies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 2.15.    Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 2.16.    Book-Entry Provisions for Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 2.17.    Special Transfer Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                                                                                      Page
                                                                                                                      ----
                                                        ARTICLE 3

                                                        REDEMPTION

     Section 3.01.    Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 3.02.    Selection of Notes to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 3.03.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 3.04.    Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 3.05.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 3.06.    Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 3.07.    Optional Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 3.08.    Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                        ARTICLE 4

                                                        COVENANTS

     Section 4.01.    Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 4.02.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 4.03.    Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 4.04.    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 4.05.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     Section 4.06.    Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     Section 4.07.    Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     Section 4.08.    Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 4.09.    Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 4.10.    Limitation on Issuance and Sale of Capital Stock of Subsidiaries  . . . . . . . . . . . . . . .  46
     Section 4.11.    Limitation on Preferred Stock of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 4.12.    Limitation on Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 4.13.    Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . . . . . . .  51
     Section 4.14.    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     Section 4.15.    Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 4.16.    Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 4.17.    Disbursement of Funds; Escrow Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                                                                                      Page
                                                                                                                      ----
                                                        ARTICLE 5

                                                        SUCCESSORS

     Section 5.01.    Merger, Consolidation or Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     Section 5.02.    Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                        ARTICLE 6

                                                  DEFAULTS AND REMEDIES

     Section 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Section 6.02.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Section 6.03.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Section 6.04.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Section 6.05.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Section 6.06.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Section 6.07.    Rights of Holders of Notes to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . .  61
     Section 6.08.    Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     Section 6.09.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     Section 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Section 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                        ARTICLE 7

                                                         TRUSTEE

     Section 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     Section 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     Section 7.03.    Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Section 7.04.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Section 7.05.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Section 7.06.    Reports by Trustee to Holders of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Section 7.07.    Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Section 7.08.    Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     Section 7.09.    Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     Section 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     Section 7.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . . .  69

                                                                                                                      Page
                                                                                                                      ----
                                                        ARTICLE 8

                                         LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . . . . .  69
     Section 8.02.    Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 8.03.    Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 8.04.    Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 8.05.    Deposited Money and U.S. Government Securities to be Held in Trust; Other
                                     Miscellaneous Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
     Section 8.06.    Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
     Section 8.07.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

                                                        ARTICLE 9

                                                SATISFACTION AND DISCHARGE

     Section 9.01.    Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Section 9.02.    Application of Monies for Satisfaction and Discharge  . . . . . . . . . . . . . . . . . . . . .  75

                                                        ARTICLE 10

                                             AMENDMENT, SUPPLEMENT AND WAIVER

     Section 10.01.   Without Consent of Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     Section 10.02.   With Consent of Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     Section 10.03.   Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 10.04.   Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 10.05.   Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Section 10.06.   Trustee to Sign Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

                                                        ARTICLE 11

                                                 COLLATERAL AND SECURITY

     Section 11.01.   Escrow and Disbursement Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     Section 11.02.   Recording and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

                                                                                                                      Page
                                                                                                                      ----
     Section 11.03.   Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
     Section 11.04.   Certificates of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     Section 11.05.   Authorization of Actions to be Taken by the Trustee Under the Escrow and Disbursement
                                     Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     Section 11.06.   Authorization of Receipt of Funds by the Trustee Under
                                     the Escrow and Disbursement Agreement  . . . . . . . . . . . . . . . . . . . . .  83
     Section 11.07.   Termination of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                                                        ARTICLE 12

                                                      MISCELLANEOUS

     Section 12.01.   Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
     Section 12.02.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
     Section 12.03.   Communication by Holders of Notes with Other Holders of Notes . . . . . . . . . . . . . . . . .  85
     Section 12.04.   Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . .  85
     Section 12.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . . . . .  86
     Section 12.06.   Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
     Section 12.07.   No Personal Liability of Partners, Directors, Officers, Employees and Stockholders  . . . . . .  86
     Section 12.08.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Section 12.09.   No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Section 12.10.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Section 12.11.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Section 12.12.   Counterpart Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Section 12.13.   Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

                                    EXHIBITS

Exhibit A    Form of Initial Note
Exhibit B    Form of Exchange Note
Exhibit C    Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D    Form of Certificate to Be Delivered in Connection with Transfers
             Pursuant to Regulation S
Exhibit E    Form of Escrow and Disbursement Agreement

             INDENTURE, dated as of December 20, 1996, between Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), and First Trust of New York, National Association, as trustee (the "Trustee").

             The Company has duly authorized the creation of an issue of 14% Senior Notes due 2004 (the "Initial Notes") and 14% Senior Notes due 2004 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "Exchange Notes" and, together with the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

             The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

             Section 1.01.  Definitions.

             "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person or Indebtedness incurred by such Person in connection with the acquisition of assets, including, without limitation, Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

             "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above or (iii) any Person in which such Person has, directly or indirectly, a 5% or greater voting or economic interest or the power to control. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Agent" means any Registrar or Paying Agent.

             "Annualized Cash Flow Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person to the Annualized EBITDA of such Person for the relevant period.

             "Annualized EBITDA" as of any date of determination means the aggregate amount of EBITDA for the most recent fiscal quarter for which financial information has been filed with the Commission multiplied by four; provided, however, that (i) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Annualized EBITDA is an incurrence of Indebtedness (including Acquired Debt), EBITDA for such fiscal quarter will be calculated after giving effect on a pro forma basis to (a) such Indebtedness, as if such Indebtedness had been incurred on the first day of such fiscal quarter and (b) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such fiscal quarter, (ii) if since the beginning of such fiscal quarter the Company or any Subsidiary of the Company has made any Asset Sale, EBITDA for such fiscal quarter will be (a) reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such fiscal quarter or (b) increased by an amount equal to EBITDA (if negative) directly attributable thereto for such fiscal quarter and (iii) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Person which becomes a Subsidiary of the Company as a result of such Investment or an Investment in an existing Subsidiary with the result that such Investment will result in the consolidation of a greater percentage of such Subsidiary's Consolidated Net Income (other than a transfer of operating assets from the Company or one Subsidiary to another Subsidiary) or has made an acquisition of assets (other than from the Company or another Subsidiary of the Company), including any acquisition of assets occurring in connection with a transaction causing a calculation of Annualized EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such fiscal quarter will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired
Debt)) as if such Investment or acquisition occurred on the first day of such fiscal quarter. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or an Investment, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, however, that such officer shall apply in his calculations the historical EBITDA associated with such assets for the most recent fiscal quarter for which financial information is available. If any Indebtedness (including Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

             "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than (i) a disposition of property or assets at Fair Market Value in the ordinary course of business, (ii) a disposition that constitutes a Restricted Payment and (iii) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-Owned Subsidiary.

             "AWS Transaction" means the acquisition by the Company of the capital stock of American Wireless Systems, Inc., a Delaware corporation, and the acquisition by the Company of the assets of Wireless Cable T.V. Associates #38 and Fort Worth Wireless Cable TV Associates for consideration comprised of Equity Interests of the Company.

             "Bank Facility" means the $25 million senior secured revolving credit facility entered into by the Company on November 27, 1996, to be repaid from the proceeds of the issuance of the Notes.

             "Bank Indebtedness" means loans made by banks, trust companies and other institutions principally engaged in the business of lending money to businesses to the Company or a Subsidiary under a credit facility, loan agreement or similar agreement.

             "Bankruptcy Code" means Title 11, United States Code, as amended.

             "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and
(ii) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

             "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions are required to close in the State of New York or Texas.

             "CableMaxx Transaction" means the acquisition by the Company of the capital stock of CableMaxx, Inc., a Delaware corporation ("CableMaxx"), for consideration comprised of Equity Interests of the Company.

             "Call Markets" means Fanning Springs, Florida; Leesburg, Florida; and Lake City, Florida.

             "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

             "Capital Stock" means any and all shares, interests, participations, warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether outstanding on the date of issuance of the Notes or thereafter issued, including any Preferred Stock.

             "Change of Control" means the occurrence of any of the following events:

                      (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of (a) more than 35% of the total Voting Stock or Equity Market Capitalization of the Company and (b) a greater percentage of the voting power of the total Voting Stock of the Company than that represented by the voting power of the Voting Stock of the Company then beneficially owned, in the aggregate, by the Permitted Holders; or

                      (ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof the stockholders of the Company immediately prior to the date of such transaction cease to own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee corporation, or Persons owning a majority of the Voting Stock of the Company immediately prior to such transaction cease to own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee corporation; or

                      (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                      (iv) the Company adopts a plan of liquidation or dissolution.

             "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

             "Collateral" has the meaning ascribed to such term in the Escrow and Disbursement Agreement.

             "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

             "Consolidated Income Tax Expense" for any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations of such Person and its consolidated Subsidiaries with respect to such period in accordance with GAAP.

             "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

             "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: the amount of interest in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), and the interest component of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP, provided that each of the foregoing shall only be included in the calculation of Consolidated Interest Expense to the extent such amounts reduce Consolidated Net Income for such period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

             "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP, provided that there shall be excluded (i) the Net Income of any Person (other than a consolidated Subsidiary) in which such Person or any of its consolidated Subsidiaries has a joint interest with a third party, including, without limitation, interests accounted for on the equity method, except to the extent of the amount of dividends or distributions actually paid to such Person or its consolidated Subsidiary during such period; (ii) except to the extent includable pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (iii) the Net Income (if positive), or any portion thereof, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that (A) the Company's equity in the Net Income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitation contained in this clause) and
(B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) without duplication, any gains or losses attributable to Asset Sales; (v) Net Income (if positive), arising from the adoption of changes in accounting policy to comply with GAAP or voluntarily by the Company with the consent of its independent auditors that so qualify under Regulation S-X of the Securities Act; (vi) Net Income arising for periods prior to the date of a transaction in connection with the accounting treatment for a merger, combination or consolidation under the pooling of interests method; and (vii) foreign currency translation gains and losses.

             "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

             "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

             "Depository" means The Depository Trust Company, or its nominee or successors and assigns.

             "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in Section 4.16 and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.16.

             "EBITDA" for any period means the Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP for such period and (iv) all other non-cash charges (other than non- cash charges which require an accrual of or reserve for cash charges in future periods), and less any non-cash items which have the effect of increasing Consolidated Net Income for such period.

             "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

             "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

             "Equity Market Capitalization" of any Person means, as of any day of determination, the product of (a) the aggregate number of outstanding shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by an independent investment banking firm of national repute.

             "Escrow Account" means an escrow account for the deposit of $22,012,265.59 of the net proceeds from the sale of the Notes (the "Escrow Amount") under the Escrow and Disbursement Agreement.

             "Escrow Agent" means Bankers Trust Company, as Escrow Agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such agreement.

             "Escrow and Disbursement Agreement" means the Escrow and Disbursement Agreement, dated as of the date of this Indenture, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement of funds from the Escrow Account, as amended, in substantially the form set forth as Exhibit E hereto.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

             "Exchange Notes" has the meaning provided in the preamble to this Indenture.

             "Existing Indebtedness" means the Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, excluding Indebtedness under the Bank Facility, which Indebtedness is required to be repaid with the proceeds from the issuance of the Notes.

             "Existing Indentures" means the indentures governing the Existing Notes.

             "Existing Notes" means the Company's 13% Series B Senior Notes due 2003 and 13% Series C Senior Notes due 2003.

             "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

             "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

             "Global Note" has the meaning provided in Section 2.01.

             "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into the purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (unless such Guarantee shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

             "Holder" means a Person in whose name a Note is registered.

             "Indebtedness" of any Person means, without duplication: (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures,bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor or any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (the amount of Indebtedness represented by any Disqualified Stock will be the liquidation preference, plus accrued and unpaid dividends); (vi) to the extent not otherwise included, Interest Rate Agreements; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment for which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided that if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

             "Indenture" means this Indenture, as amended or supplemented from time to time.

             "Initial Notes" has the meaning provided in the preamble to this Indenture.

             "Initial Purchasers" means BT Securities Corporation, Alex. Brown & Sons Incorporated and Gerrard Klauer Mattison & Co., L.L.C.

             "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

             "Interest Rate Agreement" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

             "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

             "Investments" means, with respect to any Person, on any date of determination, the outstanding amount of all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and (ii) all acquisitions by such Person of assets to be used in the Wireless Cable Business (other than any such acquisitions of equipment made in the ordinary course of such Person's business and other than any acquisition or lease (and any deposit required to be made in connection therewith) of additional channel rights on or after November 30, 1996 in any wireless cable market or "Basic Trading Area" (as defined by Rand McNally) in which the Company and its Subsidiaries (A) as of November 30, 1996, have channel rights, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing, or (B) as of the date of such acquisition or lease, have rights with respect to at least eight wireless cable channels, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing).

             "Issue Date" means the date on which Notes are first authenticated and issued.

             "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

             "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, lease, easement, restriction, covenant, right-of-way, charge, encumbrance or other similar lien of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

             "Marketable Securities" means (i) U.S. Government Securities maturing not more than two years after the date of acquisition; (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's; (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

             "Moody's" means Moody's Investors Service Inc. and its successors.

             "Net Cash Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (excluding, without limitation, any consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such property or assets or received in any other non- cash form), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), any relocation expenses incurred as a result thereof, Federal, state, provincial, foreign and local taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), title and recording tax expenses, and in each case net of appropriate amounts to be provided by the Company or its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Notes) and net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a release of such Lien or a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments required to be made to minority interests holders in Subsidiaries or joint ventures as a result of such Asset Sale. Net Cash Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary to cash.

             "Net Income" of any Person for any period means the net income
(loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary gains and losses as determined in accordance with GAAP shall be excluded.

             "Net Proceeds" means, with respect to any issuance or sale of Equity Interests, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts and commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

             "Notes" mean the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

             "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

             "Offering Memorandum" means the Offering Memorandum dated December 16, 1996 of the Company relating to the offering of the Notes.

             "Officer" means, with respect to any Person, other than the Trustee, Authenticating Agent, Paying Agent, or Registrar, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

             "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

             "Opinion of Counsel" means an opinion in writing signed by legal counsel reasonably satisfactory to the Trustee.

             "Permitted Assets" means Wireless Cable Related Assets related to wireless cable systems (i) in the United States and containing a maximum of 250,000 households within a 35-mile radius of the licensed transmission site associated with such system, at least 15% of which households are unpassed by traditional hard-wire cable (as supported by an Officer's Certificate), (ii) owned by the Company as of November 30, 1996 or (iii) owned by Television Interactiva del Norte, SA de C.V. (but only, with respect to Investments in assets named in this clause (iii), up to the amount of $3.0 million after November 30, 1996).

             "Permitted Designee" means (i) a spouse, child or grandchild (whether such relationship arises from birth, adoption or through marriage) of a Permitted Holder, (ii) any trust, corporation, partnership or other entity, a majority in interest of the beneficiaries, stockholders, partners or owners (direct or beneficial) of which are Permitted Holders and/or Persons of the type referred to in clause (i) above or (iii) any Person so long as a Permitted Holder owns at least 50% of the Voting Stock of such Person.

             "Permitted Holders" means Hunt Capital Group L.L.C. and its Affiliates, David E. Webb and L. Allen Wheeler and their Permitted Designees.

             "Permitted Investment" means (a) any Investments by the Company in a Subsidiary (provided that, in the case of Wholly-Owned Subsidiaries, if such Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary (except by reason of the sale by the Company or its Wholly-Owned Subsidiary of the Equity Interests therein), then any Investment in such Subsidiary will be deemed to be a Restricted Payment at the time of such event determined in accordance with
Section 4.07); and (b) any Investments in Marketable Securities.

             "Permitted Liens" means:

                      (i) Liens on (x) the Escrow Account and all funds and securities therein securing only the Notes equally and ratably or
             (y) other assets of the Company or any Subsidiary thereof securing only the Notes equally and ratably;

                      (ii) Liens to secure Bank Indebtedness incurred by the Company or the Subsidiaries in compliance with Section 4.08 and Guarantees incurred by the Subsidiaries in compliance with clause
             (iv) of the second paragraph of Section 4.08 executed in connection therewith;

                      (iii) Liens on the property of the Company or its Subsidiaries created solely for the purpose of securing purchase money obligations incurred in compliance with this Indenture; provided that (a) such property so acquired is for use in lines of business related to the Company's or its Subsidiaries' business as it exists immediately prior to the issuance of the related Indebtedness, (b) no such Lien shall extend to or cover other property or assets of the Company and its Subsidiaries other than the respective property so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets;

                      (iv) Liens on the property or assets of a Subsidiary acquired after the Issue Date or on property or assets acquired in an asset purchase transaction with a Person that is not an Affiliate created solely to secure the obligations that financed the acquisition of such Subsidiary or such property and assets; provided that (a) no such Lien shall extend to or cover property or assets of the Company and its Subsidiaries other than the property or assets of the Subsidiary so acquired or the property or assets so acquired and (b) no such Lien shall extend to the Capital Stock of any Subsidiary so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall not exceed the original purchase price of such Subsidiary or such property or assets;

                      (v) Liens on the assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Subsidiaries and (b) do not extend to any other property of the Company or any of its Subsidiaries;

                      (vi) Liens to secure the performance of statutory obligations,surety or appeal bonds or performance bonds or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision,if any, as required by GAAP shall have been made therefor;

                      (vii)  Liens existing on the date of this Indenture;

                      (viii) Liens for taxes, assessments or governmental
             charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                      (ix) Liens in favor of any Federal governmental authority on any wireless cable channels or "Basic Trading Area" (as defined by Rand McNally) licenses acquired by the Company or any of its Subsidiaries in an auction or other sale, provided that such wireless cable channels or "Basic Trading Area" licenses are within the United States; and

                      (x) extensions or renewals of any Liens referred to in clauses (i) through (ix) above, provided that such extension or renewal does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended or renewed.

Notwithstanding the foregoing, Permitted Liens may not extend to the Escrow Account or the Escrow and Disbursement Agreement.

             "Permitted Payments" means, with respect to the Company or any of its Subsidiaries, (a) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (b) any dividend, other distribution, loan or advance to the Company by any of its Subsidiaries or by a Subsidiary to another Subsidiary; (c) any defeasance, redemption, repurchase or other acquisition for value of any Indebtedness of the Company with the proceeds from the issuance of
(i) Indebtedness which is subordinate to the Notes at least to the extent and in the manner as the Indebtedness to be defeased, redeemed, repurchased or otherwise acquired is subordinate in right of payment to the Notes; provided that (1) such newly-issued subordinated Indebtedness provides for no payments of principal by way of sinking fund, mandatory redemption, defeasance or otherwise by the Company or its Subsidiaries (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a Change of Control covenant which (x) is no more favorable to the holders of such Indebtedness than the provisions in favor of the Holders and
(y) such Indebtedness provides that the Company or its Subsidiaries will not repurchase such Indebtedness pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company upon a Change of Control) prior to the maturity of the Indebtedness being replaced and (2) the proceeds of such new Indebtedness are utilized for such purpose within 45 days of issuance or (ii) Capital Stock (other than Disqualified Stock) issued in accordance with the provisions of this Indenture; and (d) the redemption or repurchase by a Wholly-Owned Subsidiary of its Capital Stock owned by the Company.

             "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

             "Physical Notes" has the meaning provided in Section 2.01.

             "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

             "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

             "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

             "Registration Rights Agreement" means the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers for the benefit of themselves and the Holders as the same may be amended from time to time in accordance with the terms thereof.

             "Regulation S" means Regulation S under the Securities Act.

             "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

             "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

             "Rule 144A" means Rule 144A under the Securities Act.


             "SEC" means the Securities and Exchange Commission.

             "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

             "Strategic Equity Investor" means any Person that, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has an Equity Market Capitalization of at least $2 billion and is engaged in the business of (i) transmitting video, voice or data through wireless and other transmission facilities, (ii) creating, developing or packaging entertainment or communication programming or
(iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above.

             "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of the outstanding Voting Stock (or other interests, including partnership interests) is owned directly or indirectly by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

             "S&P" means Standard & Poor's Corporation and its successors.

             "TechniVision Transaction" means the acquisition by the Company of the assets of TechniVision, Inc. for consideration comprised of Equity Interests of the Company.

             "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-bbbb), as it may be amended from time to time.

             "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

             "Transactions" means the AWS Transaction, the CableMaxx Transaction, the TechniVision Transaction and the Wireless One Transaction, collectively.

             "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

             "U.S. Government Securities" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

             "U.S. Physical Notes" has the meaning provided in Section 2.01.

             "Voting Stock" of any Person means all outstanding classes of Capital Stock of any entity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

             "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing (i) the then outstanding principal amount or stated value of such Indebtedness or Preferred Stock, as the case may be, into (ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, or preference in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

             "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding Capital Stock (other than directors' qualifying shares), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, of which is owned by the Company or another Wholly-Owned Subsidiary of the Company or a combination thereof.

             "Wireless Cable Business" means, when used in reference to any Person,that such Person, directly or indirectly, is engaged primarily in the business of (i) transmitting video, voice or data primarily through wireless transmission facilities, (ii) utilizing wireless cable channels for any commercial purpose permitted by the FCC, (iii) creating, developing and packaging programming that may be used to satisfy educational programming requirements for ITFS channels and advertising, that, in either case, is transmitted over one or more of the Company's wireless cable channels or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i), (ii) or (iii) above.

             "Wireless Cable Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Wireless Cable Business.

             "Wireless One Transaction" means the transaction consummated pursuant to the Contribution Agreement dated October 24, 1995, between the Company and Wireless One Operating Company, a Delaware corporation ("Old Wireless One"), whereby, among other things, Wireless One, Inc., a newly-formed Delaware corporation ("Wireless One"), acquired (A) all of the outstanding capital stock of Old Wireless One (which retained all of its assets and liabilities except its wireless cable assets and certain related liabilities with respect to the Springfield, Missouri market which the Company acquired) for consideration comprised of the Common Stock, $.01 par value per share (the "Wireless One Common Stock"), of Wireless One and (B) the wireless cable assets and related liabilities of certain Subsidiaries of the Company with respect to the Contributed Markets for consideration comprised of Wireless One Common Stock and promissory notes of Wireless One.

             Section 1.02.  Other Definitions.

                                                             Defined in
                      Term                                     Section
                "Affiliate Transaction" . . . . . . . . .        4.14
                "Bankruptcy Law"  . . . . . . . . . . . .        4.01
                "Change of Control Offer" . . . . . . . .        4.16
                "Change of Control Payment" . . . . . . .        4.16
                "Change of Control Payment Date"  . . . .        4.16
                "Covenant Defeasance" . . . . . . . . . .        8.03
                "Custodian" . . . . . . . . . . . . . . .        6.01
                "Event of Default"  . . . . . . . . . . .        6.01
                "incur" . . . . . . . . . . . . . . . . .        4.08
                "Legal Defeasance"  . . . . . . . . . . .        8.02
                "Net Cash Proceeds Offer" . . . . . . . .        4.12
                "Net Proceeds Offer Payment Date" . . . .        4.12
                "Net Proceeds Offer Trigger Date" . . . .        4.12
                "Paying Agent"  . . . . . . . . . . . . .        2.03
                "Permitted Refinancing" . . . . . . . . .        4.08
                "Purchase Date" . . . . . . . . . . . . .        4.12
                "Refinancing Indebtedness"  . . . . . . .        4.08
                "Registrar" . . . . . . . . . . . . . . .        2.03
                "Restricted Payments" . . . . . . . . . .        4.07
                "SEC Reports" . . . . . . . . . . . . . .        4.03

             Section 1.03.  Incorporation by Reference of Trust Indenture Act.

             This Indenture shall be governed by the provisions of the TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

             The following TIA terms used in this Indenture have the following meanings:

             "indenture securities" means the Notes;

             "indenture security holder" means a Holder of a Note;

             "indenture to be qualified" means this Indenture;

             "indenture trustee" or "institutional trustee" means the Trustee;

             "obligor" on the Notes means the Company and any successor obligor upon the Notes.

             All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

             Section 1.04.  Rules of Construction.

             Unless the context otherwise requires:

             (1)      a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (3)      "or" is not exclusive;

             (4) words in the singular include the plural, and in the plural include the singular; and

             (5)      provisions apply to successive events and transactions.


                                   ARTICLE 2
                                   THE NOTES

             Section 2.01.  Form and Dating.

             The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them and shall furnish the same to the Trustee, which shall be in form and substance satisfactory to the Trustee. Each Note shall be dated the date of its authentication.

             The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this indenture, expressly agree to such terms and provisions and to be bound thereby.

             Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with Bankers Trust Company, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

             Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

             Section 2.02. Execution and Authentication; Aggregate Principal Amount.

             Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

             If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

             A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

             The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $125,000,000 and from time to time additional Initial Notes in an amount not to exceed $25,000,000, and (ii) Exchange Notes from time to time for issue in the aggregate amount not to exceed the amount of Initial Notes issued hereunder for issuance in exchange for a like principal amount of Initial Notes pursuant to one or more exchange offer registration statements under the Securities Act or pursuant to Private Exchanges (as defined in the Registration Rights Agreement), in each case upon a written order of the Company in the form of an Officers' Certificate. Exchange Notes may have such distinctive series designation as, and such changes in the form thereof, as are specified in the written order referred to in the preceding sentence. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes, whether the Notes are to be issued as Physical Notes or a Global Note and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $125,000,000, except as provided in this paragraph and in Section 2.07.

             The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company. The Trustee initially appoints, and the Company approves the appointment of, Bankers Trust Company, as Authenticating Agent.

             The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

             Section 2.03.  Registrar and Paying Agent.

             The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 3.07(b), 4.12 and 4.16 neither the Company nor any Affiliate of the Company may act as Paying Agent.

             The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

             The Company initially appoints Bankers Trust Company as Registrar, Paying Agent, Authenticating Agent and agent for service of demands and notices in connection with the Notes, until such time as Bankers Trust Company has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent, Authenticating Agent or any other agent may resign upon 30 days' written notice to the Company.

             Section 2.04.  Paying Agent To Hold Assets in Trust.

             The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment.
The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

             Section 2.05.  Noteholder Lists.

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. The Company shall furnish or cause the Registrar to furnish to the Trustee promptly after each Record Date and as of such Record Date at such other times as the Trustee may reasonably request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

             Section 2.06.  Transfer and Exchange.

             Subject to Section 2.17 hereof, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 3.07(b), 4.12, 4.16 or 10.05, in which event the Company shall be responsible for the payment of such taxes).

             The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

             Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

             Section 2.07.  Replacement Notes.

             If a mutilated Note is surrendered to the Trustee or an Agent or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, such Agent and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.

             Section 2.08.  Outstanding Notes.

             Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

             If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

             If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

             Section 2.09.  Treasury Notes.

             In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has received written notice of such ownership shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

             Section 2.10.  Temporary Notes.

             Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the

Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated, the date on which the temporary Notes are to be authenticated, whether such Notes are Initial Notes or Exchange Notes and whether such Notes shall bear the Private Placement Legend. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

             Section 2.11.  Cancellation.

             The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.
If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

             Section 2.12.  Defaulted Interest.

             If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section provided; provided that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. New York time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee and Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

             Section 2.13.  CUSIP Number.

             The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

             Section 2.14.  Deposit of Monies.

             Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

             Section 2.15.  Restrictive Legends.

             Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legends") on the face thereof until December 20, 1999, unless otherwise agreed by the Company and the Holder thereof and unless specified in an Officers' Certificate delivered to the Trustee and Registrar:

             THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES
             ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE

             EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

             Each Global Note shall also bear the following legend on the face thereof:

             UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

             VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

             Section 2.16.  Book-Entry Provisions for Global Security.

             (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

             Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

             (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

             (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

             (d)      In connection with the transfer of the entire Global
Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

             (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

             (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

             Section 2.17.  Special Transfer Provisions.

             (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                      (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the Trustee and Registrar have received both an Opinion of Counsel and an Officers' Certificate directing transfer without a Private Placement Legend, (y) the requested transfer is after December 20, 1999 or (z) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                      (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificates required by paragraph (i) above and
         (y) written instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                      (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                      (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                 (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after December 20, 1999, or (ii) there is delivered to the Registrar and the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                 The Trustee shall be under no duty to monitor compliance with any federal, state or other securities laws.

                                   ARTICLE 3
                                   REDEMPTION

                 Section 3.01.  Notices to Trustee.

                 If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, Registrar and Paying Agent, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount at maturity of Notes to be redeemed and (iii) the redemption price.

                 Section 3.02.  Selection of Notes to Be Redeemed.

                 If less than all of the Notes are to be redeemed, the Registrar or Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar or Trustee from the outstanding Notes not previously called for redemption.

                 The Registrar shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                 Section 3.03.  Notice of Redemption.

                 Subject to the provisions of Section 4.12, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                 The notice shall identify the Notes to be redeemed and shall state:

                 (a)  the redemption date;

                 (b)  the redemption price;

                 (c) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the principal amount at maturity of the unredeemed portion shall be issued;

                 (d)  the name and address of the Paying Agent;

                 (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                 (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                 (h) the CUSIP number, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                 At the Company's request, the Registrar shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee and Registrar, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                 Section 3.04.  Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price.

                 Section 3.05.  Deposit of Redemption Price.

                 Prior to 10:00 a.m. New York time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                 On and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

                 Section 3.06.  Notes Redeemed in Part.

                 Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                 Section 3.07.  Optional Redemption.

                 1. Optional Redemption. The Notes will not be redeemable at the Company's option prior to October 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve- month period beginning on October 15 of the years indicated below:


                 Year                                           Percentage
                 ----                                           ----------
                 2002 . . . . . . . . . . . . . . . . . . . . .  102.333%

                 2003 and thereafter  . . . . . . . . . . . . .   100.00%

                 2. Optional Redemption Upon Sale of Equity to Strategic Equity Investor. Notwithstanding the foregoing, in the event of the sale by the Company prior to October 15, 1999 of at least $25.0 million of its Capital Stock (other than Disqualified Stock) to a Strategic Equity Investor in a single transaction, the Company may, at its option, use the net cash proceeds of such sale of Capital Stock to redeem up to 35% of the Notes at a redemption price equal to 114% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial principal amount of the Notes remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock (other than Disqualified Stock), the Company shall make such redemption not more than 120 days after the consummation of any such sale of Capital Stock.

                 Section 3.08.  Mandatory Redemption.

                 Except as set forth under Sections 4.12 and 4.16 of this Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

                                   ARTICLE 4
                                   COVENANTS

                 Section 4.01.  Payment of Notes.

                 The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the rate borne by the Notes plus 2% per annum, to the extent lawful.

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                 Section 4.02.  Maintenance of Office or Agency.

                 The Company shall maintain an office or agency (which may be an office of the Trustee or Registrar or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                 Section 4.03.  Reports.

                 The Company (at its own expense) shall file with the Trustee within 15 days after it files them with the Commission copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act) ("SEC Reports"). Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of Section 314(a). In the event that the Company is not required or shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission and the Trustee. If the Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply such information to the Trustee at least five days prior thereto. The Company shall provide to any Holder any information concerning the Company reasonably requested by such Holder (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A promulgated under the Securities Act.

                 Section 4.04.  Compliance Certificate.

                 (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture and the Escrow and Disbursement Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and the Escrow and

Disbursement Agreement and no such Person is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Escrow and Disbursement Agreement to be performed or observed by it, without regard to any period of grace or requirement of notice provided under this Indenture, including, without limitation, a default in the performance or breach of Sections 4.07 through 4.17 (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Company's fiscal year ends on December 31 of each year.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article Four or Article Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, (ii) any default under the Escrow and Disbursement Agreement or (iii) any default under any Indebtedness referred to in Section 6.01(f), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

                 Section 4.05.  Taxes.

                 The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                 Section 4.06.  Stay, Extension and Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                 Section 4.07.  Limitation on Restricted Payments.

                 The Company and its Subsidiaries may not, directly or indirectly (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Wholly-Owned Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries (other than any such Equity Interests owned by the Company or a Wholly-Owned Subsidiary); (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu or subordinated in right of payment to the Notes, except in accordance with the scheduled repayment provisions set forth in the original documentation governing such Indebtedness; or (iv) in a single transaction or a series of related transactions, until the date on which the ratio of Annualized EBITDA to Consolidated Interest Expense equals or exceeds
1.75 to 1.00, make Investments subsequent to November 30, 1996 in a cumulative amount for the Company and all of its Subsidiaries, in excess of (A) the sum of
(1) $15 million, and (2) 100% of the Net Proceeds received by the Company from the issue or sale of Equity Interests of the Company subsequent to November 30, 1996 (other than Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or similar trust and other than Disqualified Stock) less (B) the cumulative amount of Net Proceeds received by the Company from the issue or sale of Equity Interests of the Company that has been applied to make Restricted Payments (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment: (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (b) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter, the Company could incur $1.00 of additional Indebtedness pursuant to the Annualized Cash Flow Ratio test in Section 4.08; and (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date, is less than the sum of: (x) 50% of the Consolidated Net Income (or if Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from the first day of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment, plus (y) 100% of the aggregate Net Proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or similar trust and other than Disqualified Stock or the Net Proceeds from the sale of Equity Interests applied to make Investments in accordance with this covenant) since the Issue Date. Notwithstanding the foregoing, the Company and its Subsidiaries may not, directly or indirectly, make any Investment in Wireless Cable Related Assets other than Permitted Assets, except as permitted under clause (x) of the following paragraph.

                 Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale for cash or Marketable Securities (other than to a Subsidiary of the Company) of other Equity Interests of the Company that are not Disqualified Stock; (iii) so long as no Default or Event of Default shall have occurred and be continuing, the purchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof pursuant to any employment agreement, management equity subscription agreement or stock option plan or similar agreement in effect as of the Issue Date or entered into in the ordinary course of business for consideration which, when added to all loans made pursuant to clause (iv) below during the fiscal year and then outstanding, does not exceed $0.5 million in the aggregate in any fiscal year or $2.5 million in the aggregate over the life of the Notes; (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of loans and advances to employees of the Company or any Subsidiary thereof in the ordinary course of business which, when added to the aggregate consideration paid pursuant to clause (iii) above during the same fiscal year, does not exceed $0.5 million in any fiscal year or $2.5 million in the aggregate over the life of the Notes; provided that upon repayment of such loans or advances made after the Issue Date, such repaid amounts shall no longer be included in the principal amount of loans and advances made to employees; (v) so long as no Default or Event of Default shall have occurred and be continuing, a Permitted Refinancing; (vi) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement or other acquisition of Equity Interests of a Subsidiary of the Company for (A) Equity Interests of the Company that are not Disqualified Stock or (B) up to $1.0 million in the aggregate over the life of the Notes of cash consideration; (vii) the payment of dividends on Preferred Stock of Subsidiaries outstanding on the Issue Date; (viii) Investments in Wireless Cable Related Assets made with the Net Cash Proceeds from an Asset Sale made in compliance with the first paragraph of Section 4.12 (whether such Asset Sale shall have been consummated prior to or after the Issue Date) or otherwise permitted by Section 4.12, provided that if such Investment had been acquired in a simultaneous swap or exchange for the assets disposed of in such Asset Sale, such swap or exchange would have complied with the provisions of the third paragraph under
Section 4.12; (ix) Investments that constitute part of an Asset Sale transaction consummated in compliance with or otherwise permitted by the provisions of the third paragraph under Section 4.12; and (x) Investments in the Wireless Cable Business acquired in consideration for the issuance of Equity Interests of the Company (other than Disqualified Stock) and cash paid in lieu of the issuance of fractional shares and in satisfaction of any applicable dissenter's or appraisal rights (provided that such Investments need not be in Permitted Assets). The amounts referred to in clauses (i), (ii),
(iii), (iv) and (vi) shall be included as Restricted Payments in any computation made pursuant to clause (c) above. Restricted Payments shall be deemed not to include Permitted Payments and Permitted Investments.

                 Not later than the making of any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.07 were computed.

                 Section 4.08.  Limitation on Indebtedness

                 The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, Guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness; provided that the Company (but not its Subsidiaries) may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Annualized Cash Flow Ratio of the Company as of the date of such incurrence or issuance shall not exceed (x) 7.0 to 1.0 if such incurrence or issuance occurs on or prior to the second anniversary of the Issue Date and (y) 5.0 to 1.0 if such incurrence or issuance occurs thereafter.

                 The foregoing limitation will not apply to: (i) Indebtedness evidenced by the Notes and this Indenture; (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness; (iii) the incurrence by the Company and its Subsidiaries of Bank Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $50.0 million (less the amount of any then-outstanding Preferred Stock of Subsidiaries issued to refinance Indebtedness to the extent such amount has not been applied to reduce the amount of Indebtedness permitted under clause (vii) below), as such amount may be permanently reduced as specified in Section 4.12; provided that no Default or Event of Default shall have occurred and be continuing at the time of such incurrence; (iv) the Guarantee by the Subsidiaries of Bank Indebtedness permitted to be incurred by the Company pursuant to clause (iii) immediately above; (v) Indebtedness of the Company issued to any Wholly-Owned Subsidiary; provided that (a) any such Indebtedness is unsecured and is subordinated to the Notes and (b) that any subsequent issuance or transfer of any Capital Stock which results in any Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Indebtedness to a Person not a Wholly-Owned Subsidiary will be deemed an incurrence of such Indebtedness; (vi) Indebtedness of a Subsidiary issued to and held by the Company or any Wholly-Owned Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock which results in a Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Indebtedness to a Person not a Wholly-Owned Subsidiary of the Company will be deemed an incurrence of such Indebtedness; (vii) the incurrence by the Company or its Subsidiaries of additional Indebtedness subsequent to November 30, 1996 in an aggregate principal amount not to exceed $15.0 million at any one time outstanding (less the amount of any then-outstanding Preferred Stock of the Subsidiaries issued to refinance Indebtedness to the extent such amount has not been applied to reduce the amount of Indebtedness permitted under clause (iii) above), (viii) the incurrence (a "Permitted Refinancing") by the Company and its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness incurred pursuant to the Annualized Cash Flow Ratio test above or pursuant to clauses (ii), (iii), (iv), (v), and (vii) above ("Refinancing Indebtedness"), provided that (a) the net proceeds of such Refinancing Indebtedness shall not exceed the principal amount of and required premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) and reasonable expenses incurred in connection therewith; (b) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (c) if the Indebtedness being extended, refinanced, renewed, replaced or refunded is subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being so extended, refinanced, renewed, replaced or refunded; (ix) the incurrence by the Company or its Subsidiaries of obligations in respect of Interest Rate Agreements relating to Indebtedness to the extent that the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Agreement relates; or (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness owing to a Federal governmental authority relating to the purchase of wireless cable channels in an auction or other sale (or Indebtedness satisfying the requirements of (vii)(b) above issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund, such Indebtedness) in an amount not to exceed in the aggregate $30 million at any one time outstanding. The Company and its Subsidiaries may incur Acquired Debt only in compliance with this covenant.

                 Section 4.09.  Limitation on Liens.

                 Neither the Company nor any of its Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

                 If the Company or any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, on any assets or other property to secure Indebtedness in violation of this covenant, the Company or such Subsidiary, as the case maybe, shall make effective provision for securing the Notes equally and ratably with such Indebtedness as to such assets or other property for so long as such Indebtedness shall be so secured; provided that the provision of such equal and ratable security in favor of the Notes shall not cure any Default or Event of Default arising from such violation of the provisions of this covenant.

                 Section 4.10. Limitation on Issuance and Sale of Capital Stock of Subsidiaries.

                 The Company will not sell any Capital Stock of a Subsidiary, and will not permit any Subsidiary to issue or sell any Capital Stock, or permit any Person, other than the Company and its Subsidiaries, to own or hold any such interest, other than (i) any interest owned or held on the Issue Date by, or issuable as of the Issue Date to, a Person other than the Company and its Subsidiaries in any Capital Stock of any Subsidiary or (ii) any interest owned or held by a Person at the time that such Subsidiary became a Subsidiary (other than any such interest created or issued in anticipation of the acquisition of such Subsidiary by the Company); provided that the foregoing limitation shall not apply to (i) the sale of 100% of the Capital Stock of any Subsidiary made in accordance with Section 4.12 and (ii) issuances of Preferred Stock permitted pursuant to clauses (i) or (iii) of Section 4.11.

                 Section 4.11.  Limitation on Preferred Stock of Subsidiaries.

                 The Company will not permit any of its Subsidiaries to issue, directly or indirectly, any Preferred Stock, except (i) Preferred Stock of Subsidiaries outstanding on the

Issue Date, (ii) Preferred Stock issued to and held by the Company or a Subsidiary, except that any subsequent issuance or transfer of any Capital Stock which results in any Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Preferred Stock to a Person not a Wholly-Owned Subsidiary will be deemed an issuance of Preferred Stock; (iii) Preferred Stock issued by a Person prior to the time (a) such Person became a Subsidiary, (b) such Person merges with or into a Subsidiary or (c) another Person merges with or into such Person (in a transaction in which such Person becomes a Subsidiary), in each case if such Preferred Stock was not issued in anticipation of such transaction; and (iv) Preferred Stock issued in exchange for, or the proceeds of which are used to refund Indebtedness or refinance Preferred Stock referred to in clause (i) or issued pursuant to clauses (ii) or
(iii) (other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to the date of redemption or maturity of the Preferred Stock or Indebtedness being so refunded or refinanced); provided that (a) the liquidation value of such Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Indebtedness or Preferred Stock, as the case may be, so refunded or refinanced and (b) the Preferred Stock so issued (1) shall have a stated maturity not earlier than the stated maturity of the Indebtedness or Preferred Stock being refunded or refinanced and (2) shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness or Preferred Stock being refunded or refinanced.

                 Section 4.12.  Limitation on Asset Sales.

                 (a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceeds $20.0 million, the Company shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset Sale) and (ii) at least 80% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be cash or Marketable Securities and is received at the time of such disposition. Upon the consummation of an Asset Sale, the Company may apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Bank Indebtedness and, in the case of any Bank Indebtedness under any revolving credit facility, to effect a permanent reduction in the availability under such revolving credit facility, (B) to prepay the Existing Notes (to the extent required by the Existing Indentures), (C) to reinvest in Wireless Cable

Related Assets that are Permitted Assets or (D) to a combination of prepayment and investment permitted by the foregoing clauses (A), (B), and (C). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (A), (B), (C) or (D) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B),
(C) or (D) of the preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

         (b) Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Subsidiaries aggregates at least $5.0 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

         (c)  Notwithstanding the two immediately preceding paragraphs (a) and
(b), the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 95% of the consideration for such Asset Sale, other than cash consideration, constitutes assets used in the business of the Company and its Subsidiaries on the date of such transaction that are Permitted Assets and (ii) such Asset Sale is for Fair Market Value (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceeds $20.0 million, the Company shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset Sale); provided that any consideration received by the Company or its Subsidiaries, as the case may be, in an Asset Sale permitted to be consummated under this paragraph that does not constitute assets to be used in the operations of the Company or its Subsidiaries shall constitute Net Cash Proceeds which are subject to the provisions of the two preceding paragraphs. In addition, notwithstanding the two immediately preceding paragraphs, the Company will be permitted (i) to sell the Call Markets to Wireless One without complying with such paragraphs, (ii) to sell any or all of the assets acquired in the AWS Transaction, the CableMaxx Transaction or the TechniVision Transaction on or prior to the first anniversary of the consummation of each such Transaction without complying with such paragraphs, (iii) to sell any or all of the assets acquired by way of an Investment permitted by clause (x) of the second paragraph of Section 4.07 on or prior to the first anniversary of the consummation of such acquisition without complying with such paragraphs and (iv) to sell, in a single transaction or a series of transactions, assets for up to $25 million of non-cash consideration without complying with such paragraphs; provided, in the case of clauses (ii), (iii) and (iv) that the Company receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceeds $20.0 million, the Company shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset Sale).

         (d) Each Net Proceeds Offer will be mailed within 25 days following the Net Proceeds Offer Trigger Date to the record Holders as shown on the register of Holders, at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

                 (1)  that the Net Proceeds Offer is being made pursuant to
         Section 4.12 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                 (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

                 (3) that any Note not tendered will continue to accrue interest;

                 (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

                 (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Proceeds Purchase Date, a facsimile transmission or letter, signature guaranteed, setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                 (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                 On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above,
(ii) deposit with the Paying Agent, in accordance with Section 2.14, U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased, (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company and (iv) deliver to the Paying Agent an Officers' Certificate specifying the Notes or portions thereof being purchased by the Company and the payees of the purchase price. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

                 The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

                 Section 4.13. Dividend and Other Payment Restrictions Affecting Subsidiaries.

                 The Company and its Subsidiaries may not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary (i) to pay dividends or make any other distributions to the Company or any of its Subsidiaries on or in respect of its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; (ii) to make loans or advances to the Company or any of its Subsidiaries or Investments in Subsidiaries; or (iii) to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (a) any encumbrance or restriction pursuant to the Notes or this Indenture; (b) applicable law; (c) Existing Indebtedness; (d) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (e) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness pursuant to an agreement referred to in clause (c) or (d) or contained in any amendment to an agreement referred to in clause (c) or (d); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no more restrictive than encumbrances or restrictions contained in the refinanced or amended agreements; (f) with respect to clause (iii) above, by reason of customary non-assignment provisions in leases entered into in the ordinary course of business; (g) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, which obligations do not cover any asset other than the asset acquired or (h) Bank Indebtedness or Guarantees of such Bank Indebtedness incurred pursuant to clauses (iii) or (iv) of the second paragraph of Section 4.08.

                 Section 4.14.  Transactions with Affiliates.

                 The Company and its Subsidiaries may not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or with an Affiliate of any such owner

(each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and
(ii) the Company delivers to the Trustee: (x) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000 but less than $3.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (y) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $3.0 million but less than $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested directors of the Board of Directors of the Company, and (z) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate and certifying to the matters referred to in (i) above and a written opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an independent investment banking firm of national standing with respect to any such Affiliate Transaction. Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (a) any employment or option agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business that is approved by the Compensation Committee of the Board of Directors of the Company; (b) the payment by the Company of annual fees to Unity Hunt, Inc. for the provision of Mr. Holland's services to the Company in an amount equal to Mr. Holland's annual base compensation from the Company,which amount is approved by the Compensation Committee of the Board of Directors of the Company; (c) transactions between or among the Company and one or more of its Wholly Owned Subsidiaries provided that such transactions are not otherwise prohibited; (d) Restricted Payments, Permitted Payments and Permitted Investments; (e) Affiliate Transactions in existence on the Issue Date, including, without limitation, channel leases and options between the Company and any of its Subsidiaries, on the one hand, and Messrs. Webb and Wheeler and their respective Affiliates, on the other hand, and the lease with respect to the Company's operating offices in Durant, Oklahoma as in effect on the Issue Date; (f) channel leases and options with Affiliates entered into after the Issue Date; provided such leases are no less beneficial to the Company or the applicable Subsidiary than any such leases in effect on the Issue Date, meet the standard described in clause (i) above and are approved by a majority of the disinterested directors of the Board of Directors of the Company; (g) amendments to or renewals of the agreements and leases referred to in clauses (d) and (e) above; provided that any such amendments or renewals are no less beneficial to the Company or the applicable Subsidiary than the agreement or lease being amended or renewed, meet the standard described in clause (i) above and are approved by a majority of the disinterested directors of the Board of Directors of the Company; (h) payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities to the extent permitted by law; and (i) the issuance of stock options (and shares of stock upon the exercise thereof) pursuant to any stock option plan approved by the Board of Directors and stockholders of the Company and loans or advances to employees for relocation or travel related expenses consistent with ordinary past practices.

                 Section 4.15.  Conduct of Business.

                 The Company and its Subsidiaries may not, directly or indirectly, engage in any business other than the Wireless Cable Business; provided that in the event a Change of Control occurs in which a Strategic Equity Investor gains control of the Company this covenant shall no longer be of force or effect.

                 Section 4.16.  Change of Control.

                 (a) Upon the occurrence of a Change of Control, the Company shall be required to offer to repurchase (the "Change of Control Offer") all or a portion of each Holder's Notes, in integral multiples of $1,000 pursuant to the offer described in paragraph (b) below, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the second Business Day prior to the Change of Control Payment Date.

                 (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee and Paying Agent, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                          (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered and not withdrawn will be accepted for payment;

                          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                          (3) that any Note not tendered will continue to accrue interest;

                          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, signature guaranteed, setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                          (8) the circumstances and relevant facts regarding such Change of Control.

                 On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with
Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered, (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company and (iv) deliver to the Paying Agent an Officers' Certificate specifying the Notes or portions thereof being purchased by the Company and the payees of the purchase price. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the

Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

                 Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Paying Agent (i) to the Company upon its written request if, immediately prior to such Change of Control Offer, the balance of Available Funds in the Escrow Account equalled zero, or (ii) to the Escrow Agent if Available Funds from the Escrow Account have been used, in whole or in part, to make such Change of Control Offer and any such funds remain, as the case may be.

                 The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

                 Section 4.17.  Disbursement of Funds; Escrow Account.

                 The Company shall, on the date of this Indenture, enter into the Escrow and Disbursement Agreement and, pursuant thereto, shall place the Escrow Amount in the Escrow Account held by the Escrow Agent for the benefit of the Holders of the Notes and the Trustee (in its capacity as such).

                                   ARTICLE 5
                                   SUCCESSORS

                 Section 5.01.  Merger, Consolidation or Sale of Assets.

                 The Company will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into (a) the Company or (b) any of its Subsidiaries in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary, (iii) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to another Person or Persons or adopt a plan of liquidation, (iv) directly or indirectly, purchase, lease or otherwise acquire all or substantially all of the property and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person or acquire Equity Interests or other ownership interests of any other Person such that such Person becomes a Subsidiary or (v) permit any of its Subsidiaries to enter into any such transaction unless (i) either (A) the Company or such Subsidiary shall be the survivor of such merger or consolidation or (B) the surviving Person (if not the Company or such Subsidiary) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume by supplemental indenture all the obligations of the Company or such Subsidiary, as the case may be, under the Notes and this Indenture; (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness under the Annualized Cash Flow Ratio test in compliance with Section 4.08; (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The foregoing will not be deemed to apply to Permitted Investments or Investments permitted under Section 4.07.

                 Section 5.02.  Successor Corporation Substituted.

                 Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause (c) of the first paragraph of Section 4.07, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

                 Section 6.01.  Events of Default.

                 Each of the following constitutes a "Event of Default":

                 (a) the failure to pay interest on any Notes when the same becomes due and payable and such default continues for a period of 30 days;

                 (b) (i) the failure to pay the principal or premium when due on the Notes at maturity, upon redemption, upon acceleration or otherwise or (ii) the failure to redeem or purchase the Notes when required pursuant to this Indenture and the Notes (including, without limitation, failure to make payments when due pursuant to a Change of Control Offer or Net Proceeds Offer);

                 (c) failure by the Company to comply with the provisions of Sections 4.12 or 4.16 or the failure by the Company to comply with Section 4.17;

                 (d)      failure to comply with the provisions of Article 5;

                 (e) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its agreements in this Indenture or the Notes or in the Escrow and Disbursement Agreement (other than those referred to in (a), (b), (c) or (d) above);

                 (f) a default in the payment of principal at final maturity under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, in a principal amount of at least $3.0 million (after the expiration of any applicable grace period with respect thereto);

                 (g) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (including any interest thereon) of the Company or its Subsidiaries (or the payment of which is Guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, if (i) as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company and its Subsidiaries the maturity of which has been accelerated, aggregates $3.0 million or more;

                 (h) one or more final judgments rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $3.0 million which judgments are not stayed within 60 days after their entry;

                 (i) the Company or any Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                             (i)  commences a voluntary case;

                            (ii) consents to the entry of an order for relief against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                            (iv) makes a general assignment for the benefit of its creditors;

                 (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                             (i) is for relief against the Company or any Subsidiary of the Company in an involuntary case;

                            (ii) appoints a Custodian of the Company or any Subsidiary of the Company or for all or substantially all of the property of the Company or any Subsidiary of the Company; or

                           (iii) orders the liquidation of the Company or any Subsidiary of the Company,

and the order or decree remains unstayed and in effect for 60 consecutive days; and

                 (k) repudiation by the Company of its obligations under the Escrow and Disbursement Agreement for any reason.

                 The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 Section 6.02.  Acceleration.

                 If any Event of Default occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon such declaration, the principal of, and premium, if any, and interest on the Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) of Section 6.01, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid premiums related to redemptions of the Notes contained in this Indenture or the Notes, the amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Notes or, if voluntary prepayment is not then permitted, the premium set forth in this Indenture.

                 At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except non payment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default specified in clause (h) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

                 Section 6.03.  Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture or the Escrow and Disbursement Agreement.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                 Section 6.04.  Waiver of Past Defaults.

                 The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

                 Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                 Section 6.05.  Control by Majority.

                 Subject to 2.09, holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

                 Section 6.06.  Limitation on Suits.

                 A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                 (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                 (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                 (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (e) during such 15-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                 Section 6.07.  Rights of Holders of Notes to Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

                 Section 6.08.  Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 Section 6.09.  Trustee May File Proofs of Claim.

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

                 Section 6.10.  Priorities.

                 If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First: to the Trustee, the Agents, and their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second: to Holders of Notes, for amounts due and unpaid on such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind to the extent of moneys and securities collected under the Escrow and Disbursement Agreement according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                 Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders of Notes.

                 Section 6.11.  Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

                 Section 7.01.  Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b)      Except during the continuance of an Event of Default:

                    (i) the duties of the Trustee and the Agents shall be determined solely by the express provisions of this Indenture and the Trustee and the Agents need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Agents, and

                    (ii) in the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Agents and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (i)   this paragraph does not limit the effect of paragraph
         (b) of this Section;

                    (ii) neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts; and

                   (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee or any Agent is subject to paragraphs (a), (b), and (c) of this Section.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

                 (f) Neither the Trustee nor any Agent shall be liable for interest on any money received by it except as the Trustee or such Agent, as the case may be, may agree in writing with the Company. Money held in trust by the Trustee or such Agent, as the case may be, need not be segregated from other funds except to the extent required by law.

                 Section 7.02.  Rights of Trustee.

                 (a) The Trustee and each Agent may conclusively rely upon any document believed by them to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent need investigate any fact or matter stated in the document.

                 (b) Before the Trustee or any Agent acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee or any Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (c) The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee and any Agent shall not be liable for any action they take or omit to take in good faith which they believe to be authorized or within their rights or powers conferred upon it by this Indenture.

                 (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by two Officers of the Company.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                 Section 7.03.  Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11.

                 Section 7.04.  Trustee's Disclaimer.

                 The Trustee and the Agents shall not be responsible for and make no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                 Section 7.05.  Notice of Defaults.

                 If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any

Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                 Section 7.06.  Reports by Trustee to Holders of the Notes.

                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                 A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                 Section 7.07.  Compensation and Indemnity.

                 The Company shall pay to the Trustee and the Agents from time to time reasonable compensation as agreed in writing from time to time for their acceptance of this Indenture and services hereunder. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and the Agents' agents and counsel.

                 The Company shall indemnify the Trustee and the Agents against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, the Notes, or the Escrow and Disbursement Agreement, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Trustee or such Agent. The Trustee or such Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or such Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                 The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such lien shall survive the satisfaction and discharge or termination of this Indenture (including any termination under any Bankruptcy Law) or the resignation or removal of any Agent or the Trustee, as the case may be.

                 When the Trustee or any Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                 Section 7.08.  Replacement of Trustee.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                 (a)      the Trustee fails to comply with Section 7.10;

                 (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (c) a Custodian or public officer takes charge of the Trustee or its property; or

                 (d)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 Section 7.09.  Successor Trustee by Merger, etc.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                 Section 7.10.  Eligibility; Disqualification.

                 There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

                 Section 7.11.  Preferential Collection of Claims Against
Company.

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                 Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

                 The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

                 Section 8.02.  Legal Defeasance and Discharge.

                 Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below in Section 8.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

                 (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due or on the redemption date, as the case may be;

                 (b) the Company's obligations with respect to such Notes under Sections 2.04, 2.06, 2.07, 2.10 and 4.02;

                 (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

                 (d)  this Article Eight.

                 Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

                 Section 8.03.  Covenant Defeasance.

                 Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(d) through 6.01(h) and Section 6.01(k) shall not constitute Events of Default.

                 Section 8.04.  Conditions to Legal or Covenant Defeasance.

                 The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Notes:

                 (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in U.S. Dollars in an amount, or (b) non-callable U.S. Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest, without reinvestment of the deposited U.S. Government Securities and other deposited monies; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable U.S. Government Securities to said payments with respect to the Notes;

                 (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the notes concurrently with such incurrence) or, insofar as Sections 6.01(i) and (j) are concerned, at any time in the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                 (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

                 (f) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders of Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                 (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section
         8.03 (as the case may be) have been complied with as contemplated by this Section 8.04; and

                 (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders of the Notes have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding.

                 Section 8.05. Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                 Subject to Section 8.06, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                 Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                 Section 8.06.  Repayment to Company.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                 Section 8.07.  Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any United States Dollars or U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                           SATISFACTION AND DISCHARGE

                 Section 9.01.  Satisfaction and Discharge of Indenture.

                 This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Trustee and the Company acknowledging satisfaction and discharge of this Indenture, when

                 (1)      either

                          (A) all Notes theretofore authenticated and issued (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                 Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Trustee or discharged from such trust, as provided in Section 2.04) have been delivered to the Trustee for cancellation; or

                          (B) all such Notes not theretofore delivered to the Trustee for cancellation

                                  (i)      have become due and payable; or

                                  (ii)     will become due and payable within
                          one year,

                 and the Company, in the case of (B)(i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Trustee to any Authenticating Agent under Section 2.02 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause
(1) of this Section 9.01, the obligations of the Trustee under Section 7.05 and
Section 8.06 shall survive.

                 Section 9.02. Application of Monies for Satisfaction and Discharge.

                 Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE 10
                        AMENDMENT, SUPPLEMENT AND WAIVER

                 Section 10.01.  Without Consent of Holders of Notes.

                 From time to time, the Company and the Trustee, without the consent of the Holders of the Notes, may amend this Indenture for the following purposes, so long as such change does not adversely affect the rights of any of the Holders. The Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel that such change does not adversely affect the rights of any Holder, in executing any supplemental indenture.

                 Notwithstanding Section 10.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Escrow and Disbursement Agreement without the consent of any Holder of a Note:

                 (a)      to cure any ambiguity, defect or inconsistency;

                 (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5;

                 (d) to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by Section 11.03;

                 (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                 (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                 (g) to provide for issuance of the Exchange Notes (which will have terms identical in all material respects to the Initial Notes except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of Securities.

                 Upon the written request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                 Section 10.02.  With Consent of Holders of Notes.

                 The Company and the Trustee may amend or supplement this Indenture, the Notes or the Escrow and Disbursement Agreement or any amended or supplemental Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture, the Notes or the Escrow and Disbursement Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

                 Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 10.06, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                 It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this

Indenture or the Notes. However, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

                 (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                 (b) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or change the date on which any Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

                 (c) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                 (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default relating solely to the principal or interest that has become due solely because of the acceleration);

                 (e) make any Note payable in money other than that stated in the Notes;

                 (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes on or after the due date thereof or to bring suit to enforce such payment;

                 (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.12 and 4.16);

                 (h) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

                 (i) make any change in the foregoing amendment and waiver provisions; or

                 (j) directly or indirectly release Liens on all or substantially all of the collateral except as permitted by the Escrow and Disbursement Agreement.

                 Section 10.03.  Compliance with Trust Indenture Act.

                 Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                 Section 10.04.  Revocation and Effect of Consents.

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

                 The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

                 Section 10.05.  Notation on or Exchange of Notes.

                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                 Section 10.06.  Trustee to Sign Amendments, etc.

                 The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE 11
                            COLLATERAL AND SECURITY

                 Section 11.01.  Escrow and Disbursement Agreement.

                 The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture with respect to the Notes, and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Escrow and Disbursement Agreement which the Company, the Escrow Agent and the Trustee have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Escrow and Disbursement Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow and Disbursement Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Escrow and Disbursement Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow and Disbursement Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Escrow and Disbursement Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Notes, according to the intent and purposes expressed in the Escrow and Disbursement Agreement. The Company shall take any and all actions reasonably required to cause the Escrow and Disbursement Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens.

                 Section 11.02.  Recording and Opinions.

                 (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow and Disbursement Agreement, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                 (b) The Company shall furnish to the Escrow Agent and the Trustee on December 20, 1997, and on each December 20 thereafter until the date upon which the balance of Available Funds (as defined in the Escrow and Disbursement Agreement) shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Escrow and Disbursement Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Escrow and Disbursement Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                 Section 11.03.  Release of Collateral.

                 (a)      Subject to subsections (b), (c) and (d) of this
Section 11.03, Collateral may be released from the Lien and security interest created by the Escrow and Disbursement Agreement only in accordance with the provisions of the Escrow and Disbursement Agreement.

                 (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and security interest created by the Escrow and Disbursement Agreement pursuant to the provisions of the Escrow and Disbursement Agreement, other than pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 11.03(d) and
Section 11.04.

                 (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes issued on the Issuance Date shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow and Disbursement Agreement, and no release of Collateral in contravention of this
Section 11.03(c) shall be effective as against the Holders of Notes, except for the disbursement of all Available Funds (as defined in the Escrow and Disbursement Agreement) to the Trustee pursuant to Section 6(b) of the Escrow and Disbursement Agreement.

                 (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Escrow and Disbursement Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or, subject to complying with the requirements of this Section 11.03, pursuant to the terms of the Escrow and Disbursement Agreement. To the extent applicable, the Company shall cause TIA
Section 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow and Disbursement Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

                 Section 11.04.  Certificates of the Company.

                 The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Escrow and Disbursement Agreement, (i) all documents required by Section 314(d) of the TIA and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                 Section 11.05. Authorization of Actions to be Taken by the Trustee Under the Escrow and Disbursement Agreement.

                 Subject to the provisions of Section 7.01 and 7.02, the Trustee may, without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow and Disbursement Agreement and
(b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow and Disbursement Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

                 Section 11.06. Authorization of Receipt of Funds by the Trustee Under the Escrow and Disbursement Agreement.

                 The Trustee is authorized to receive any funds for the benefit of the Holders of Notes disbursed under the Escrow and Disbursement Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

                 Section 11.07.  Termination of Security Interest.

                 Upon the earliest to occur of (i) the date upon which the balance of Available Funds (as defined in the Escrow and Disbursement Agreement) shall have been reduced to zero, (ii) the payment in full of all obligations of the Company under this Indenture and the Notes, (iii) Legal Defeasance pursuant to Section 8.02 and (iv) Covenant Defeasance pursuant to
Section 8.03, the Trustee shall, at the written request of the Company, release the Liens pursuant to this Indenture and the Escrow and Disbursement Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                                   ARTICLE 12
                                 MISCELLANEOUS

                 Section 12.01.  Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                 Section 12.02.  Notices.

                 Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                 If to the Company:

                          Heartland Wireless Communications, Inc.
                          200 Chisholm Place, Suite 200
                          Plano, Texas 75075
                          Telecopier No.:  (972) 633-0074
                          Attention:  Chief Financial Officer

                 If to the Trustee:

                          First Trust of New York, National Association 100 Wall Street, Suite 1600
                          New York, New York 10005
                          Telecopier No.:  (212) 809-5459
                          Attention:  Corporate Trust Administration

                 The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

                 Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

                 Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 Section 12.04. Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee or any Agent to take any action under this Indenture, the Company shall furnish to the Trustee or such Agent:

                 (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                 (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                 Section 12.05.  Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                 (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                 Section 12.06.  Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                 Section 12.07. No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.

                 No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Escrow and Disbursement Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                 Section 12.08.  Governing Law.

                 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

                 Section 12.09.  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 Section 12.10.  Successors.

                 All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 Section 12.11.  Severability.

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 12.12.  Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 Section 12.13.  Table of Contents, Headings, Etc.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES


Dated as of December 20, 1996            HEARTLAND WIRELESS
                                           COMMUNICATIONS, INC.


(SEAL)
                                         By: /s/ JOHN R. BAILEY
                                            -----------------------------------
Attest:                                     Name: John R. Bailey
                                            Title: Senior Vice President and CFO


/s/ J. CURTIS HENDERSON                  By: /s/ DAVID D. HAGEY
---------------------------------           -----------------------------------
Name: J. Curtis Henderson                   Name: David D. Hagey
Title: Vice President and                   Title: Vice President and Controller
       General Counsel



Dated as of December 20, 1996            FIRST TRUST OF NEW YORK,
                                           NATIONAL ASSOCIATION


(SEAL)
                                         By: /s/ ALFIA MONASTRA
                                            -----------------------------------
/s/ CATHERINE F. DONAHUE                    Name: Alfia Monastra
Assistant Secretary                         Title: Assistant Vice President

                                                                       EXHIBIT A

                                                      CUSIP No.: _______________

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                            14% SENIOR NOTE DUE 2004

No. 1

          HEARTLAND WIRELESS COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor entity), for value received
promises to pay to                       or registered assigns, the principal
sum of                         Dollars, on October, 15, 2004.

          Interest Payment Dates:  April 15 and October 15

          Record Dates (whether or not a Business Day):  April 1 and October 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

                                        HEARTLAND WIRELESS COMMUNICATIONS, INC.

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

Dated:  December 20, 1996

Certificate of Authentication

          This is one of the 14% Senior Notes due 2004 referred to in the within-mentioned Indenture.


                                        FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:
                                            -----------------------------------
                                                   Authorized Signatory

                                                            or

                                        FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:      BANKERS TRUST COMPANY, as
                                                 Authenticating Agent

                                        By:
                                            -----------------------------------
                                                   Authorized Signatory

                             (REVERSE OF SECURITY)

                            14% Senior Note due 2004


                 1. Interest. HEARTLAND WIRELESS COMMUNICATIONS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. If the Company fails to fulfill its obligations under Section 2 or Section 3 of the Registration Rights Agreement, the Company shall pay, as liquidated damages, additional interest on the Notes ("Additional Interest") as follows (each such event referred to in clauses (i) through (iii) below, a "Registration Default" and each of which shall be given independent effect):

                    (i) if the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been filed on or prior to the 120th calendar day following the Issue Date, then commencing on the 121st day after the Issue Date, Additional Interest shall accrue on the Notes over and above the accrued interest at a rate of .50% per annum for the first 120 days immediately following such 120th calendar day;

                    (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day following the Issue Date, then commencing on the 181st day after the Issue Date, Additional Interest shall accrue on the Notes included or which should have been included in such Exchange Offer Registration Statement over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following such 180th day; and

                   (iii) if (A) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer, (B) the Shelf Registration Statement (as defined in the Registration Rights Agreement) is not declared effective on or prior to the 60th calendar day following the delivery of the Shelf Notice or (C) if applicable, the Shelf Registration Statement has been declared effective and ceases to be effective, then Additional Interest shall accrue on the Notes over and above the accrued interest at a rate of .50% per annum for the first 90 days commencing on the day after such Registration Default;

such Additional Interest rate, in the case of each of (i), (ii) and (iii) above, to increase by an additional .50% per annum at the beginning of each subsequent 90-day period; provided, however, that in no event shall the amount of Additional Interest exceed 2.00% in the aggregate; provided further, that
(1) upon the filing of the Exchange Offer Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause
(iii)(A) above), or upon the effectiveness of the Shelf Registration Statement (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                 Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 20, 1996. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on each Interest Payment Date, commencing April 15, 1997. Interest will be computed on the basis of a 360-year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum, to the extent lawful.

                 2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) or on Additional Interest, if any, in respect of the Notes to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                 3. Paying Agent and Registrar. Initially, Bankers Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

                 4. Indenture. The Company issued the Notes under an Indenture, dated as of December 20, 1996 (the "Indenture"), between the Company and First Trust of New York, National Association, as Trustee (the "Trustee"). This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 14% Senior Notes due 2004 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $125,000,000, except as otherwise provided in the Indenture. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

                 5. Optional Redemption. (a) Optional Redemption. The Notes will not be redeemable at the Company's option prior to October 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                 Year                                            Percentage
                 ----                                            ----------
                 2002 . . . . . . . . . . . . . . . . . . .       102.333%

                 2003 and thereafter  . . . . . . . . . . .       100.000%

                 (b) Optional Redemption Upon Sale of Equity to Strategic Equity Investor. Notwithstanding the foregoing, in the event of the sale by the Company prior to October 15, 1999 of at least $25.0 million of its Capital Stock (other than Disqualified Stock) to a Strategic Equity Investor in a single transaction, the Company may, at its option, use the net cash proceeds of such sale of Capital Stock to redeem up to 35% of the Notes at a redemption price equal to 114% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial principal amount of the Notes remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock (other than Disqualified Stock), the Company shall make such redemption not more than 120 days after the consummation of any such sale of Capital Stock.

                 The Notes are not entitled to the benefit of any sinking fund.

                 6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                 Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                 7. Offers to Purchase. Sections 4.12 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture) subject to further limitations contained therein, the

Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                 8. Registration Rights. Pursuant to the Registration Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 14% Senior Notes due 2004 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                 9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                 10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                 11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years after such principal or interest has become due and payable, the Trustee and the Paying Agent will pay such money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                 13. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article 5 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                 14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                 15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                 16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article 5 of the Indenture) if it determines that withholding notice is in their interest.

                 17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                 18. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                 19. Authentication. This Note shall not be valid until the Trustee or Authentication Agent manually signs the certificate of authentication on this Note.

                 20. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

                 21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                 23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Heartland Wireless Communications, Inc., 200 Chisholm Place, Suite 200, Plano, Texas 75075, Attn:
Chief Financial Officer.

                                ASSIGNMENT FORM

                 If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                   Signed:
      ------------------         ----------------------------------------
                                 (Sign exactly as your name appears
                                 on the other side of this Note)


Signature Guarantee:
                     -----------------------------------

                 In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) December 20, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:


                                  [Check One]

(1)      ___     to the Company or a subsidiary thereof; or

(2)      ___     pursuant to and in compliance with Rule 144A under the
                 Securities Act of 1933, as amended; or

(3)      ___     to an institutional "accredited investor" (as defined in Rule
                 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)      ___     outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of
                 1933, as amended; or

(5)      ___     pursuant to the exemption from registration provided by Rule
                 144 under the Securities Act of 1933, as amended; or

(6)      ___     pursuant to an effective registration statement under the
                 Securities Act of 1933, as amended; or

(7)      ___     pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.


Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4), (5) or
(7) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated:                        Signed:
      ---------------------          ----------------------------------------
                                      (Sign exactly as name appears on
                                      the other side of this Security)


Signature Guarantee:
                     ------------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                 The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ---------------------          ----------------------------------------
                                     NOTICE:  To be executed by an executive
                                              officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                 If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, check the appropriate box:

                          Section 4.12     [     ]
                          Section 4.16     [     ]

                 If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, state the amount you elect to have purchased:

$
 -----------------

Dated:
      ---------------------          ----------------------------------------
                                     NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:
                    --------------------------------------

                                                                       EXHIBIT B


                                                          CUSIP No.:

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                            14% SENIOR NOTE DUE 2004

No. 1

            HEARTLAND WIRELESS COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor entity), for value received
promises to pay to                      or registered assigns, the principal
sum of                Dollars, on October, 15, 2004.

            Interest Payment Dates:  April 15 and October 15

            Record Dates (whether or not a Business Day):  April 1 and October 1

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

                                        HEARTLAND WIRELESS COMMUNICATIONS, INC.

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

Dated:  December 20, 1996

Certificate of Authentication

         This is one of the 14% Senior Notes due 2004 referred to in the within-mentioned Indenture.

                                        FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:
                                           -----------------------------------
                                                 Authorized Signatory

                                                       or

                                        FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:  BANKERS TRUST COMPANY, as
                                             Authenticating Agent

                                        By:
                                           -----------------------------------
                                                 Authorized Signatory

                             (REVERSE OF SECURITY)

                            14% Senior Note due 2004


                 1. Interest. HEARTLAND WIRELESS COMMUNICATIONS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

                 Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December
20, 1996. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 15, 1996. Interest will be computed on the basis of a 360-year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum, to the extent lawful.

                 2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                 3. Paying Agent and Registrar. Initially, Bankers Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

                 4. Indenture. The Company issued the Notes under an Indenture, dated as of December 20, 1996 (the "Indenture"), between the Company and First Trust of New York, National Association, as Trustee (the "Trustee"). This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 14% Senior Notes due 2004 (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $125,000,000, except as otherwise provided in the Indenture. The Notes include the Initial

Notes and the Exchange Notes, as defined below, issued in exchange for the Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

                 5. Optional Redemption. (a) Optional Redemption. The Notes will not be redeemable at the Company's option prior to October 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                 Year                                    Percentage
                 ----                                    ----------
                 2002 . . . . . . . . . . . . . . . . . . 102.333%

                 2003 and thereafter  . . . . . . . . . .  100.00%

                 (b) Optional Redemption Upon Sale of Equity to Strategic Equity Investor. Notwithstanding the foregoing, in the event of the sale by the Company prior to October 15, 1999 of at least $25.0 million of its Capital Stock (other than Disqualified Stock) to a Strategic Equity Investor in a single transaction, the Company may, at its option, use the net cash proceeds of such sale of Capital Stock to redeem up to 35% of the Notes at a redemption price equal to 114% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial principal amount of the Notes remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock (other than Disqualified Stock), the Company shall make such redemption not more than 120 days after the consummation of any such sale of Capital Stock.

                 The Notes are not entitled to the benefit of any sinking fund.

                 6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                 Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                 7. Offers to Purchase. Sections 4.12 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture) subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                 8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                 9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                 10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years after such principal or interest has become due and payable, the Trustee and the Paying Agent will pay such money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 11. Discharge Prior to Redemption or Maturity.  If the
Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                 12. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article 5 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                 13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                 14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                 15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                 16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                 17. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                 18. Authentication. This Note shall not be valid until the Trustee or Authentication Agent manually signs the certificate of authentication on this Note.

                 19. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

                 20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                 22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Heartland Wireless Communications, Inc., 200 Chisholm Place, Suite 200, Plano, Texas 75075, Attn:
Chief Financial Officer.

                                ASSIGNMENT FORM

                 If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                            Signed:
      ---------------------              --------------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Note)


Signature Guarantee:
                     ---------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                 If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, check the appropriate box:

                          Section 4.12     [     ]
                          Section 4.16     [     ]

                 If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, state the amount you elect to have purchased:

$
 ------------------

Dated:
      ---------------------            ----------------------------------------
                                       NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:
                     ---------------------------

                                                                       EXHIBIT C


                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors

                                                        ____________, _____


First Trust of New York, National Association
100 Wall Street, Suite 1600
New York, New York 10005

Attention:  Corporate Trust Department


         Re:     Heartland Wireless Communications, Inc.
                 (the "Company") 14% Senior Notes due 2004
                 (the "Notes")


Ladies and Gentlemen:

                 In connection with our proposed purchase of $________ aggregate principal amount of the Notes, we confirm that:

                 1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated December 16, 1996, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of the Offering Memorandum.

                 2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of December 20, 1996 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                 3. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within three years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                 4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                 5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

                 6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                 You, the Agents, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]


                                        By:
                                           ------------------------------------
                                                   Authorized Signature

                                                                       EXHIBIT D

                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                  _________________, ____


First Trust of New York, National Association
100 Wall Street, Suite 1600
New York, New York 10005

Attention:  Corporate Trust Department

         Re:     Heartland Wireless Communications, Inc.
                 (the "Company") 14% Senior Notes due 2004
                 (the "Notes")


Ladies and Gentlemen:

                 In connection with our proposed sale of $_____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                 (1) the offer of the Notes was not made to a person in the United States;

                 (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                 (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                 You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                           ------------------------------------
                                                   Authorized Signature






                                      D-2